SEPARATION AGREEMENT

      THIS SEPARATION AGREEMENT is being entered into as of March 31, 1998, between MIM Corporation, a Delaware corporation, with its principal place of business located at One Blue Hill Plaza, Pearl River, New York, 10965 (the "Company") and E. David Corvese, an individual, (the "Employee").

      Both the Company and the Employee desire to enter into this Separation Agreement to resolve all questions of severance pay, compensation, entitlement to benefits, and certain other matters described herein.

      In consideration of the mutual promises contained in this Separation Agreement, and intending to be legally bound, the parties hereto agree as follows:

      1. Employee hereby resigns from his positions with the Company as an officer and an employee, and the Company hereby accepts such resignation. The termination of Employee's employment with the Company hereunder shall be effective as of the date of this Separation Agreement. In addition, the Employee hereby agrees that he will remain as a member of the Company's Board of Directors, but will not stand for re-election at the Company's next annual meeting of stockholders or at any special meeting at which directors are elected; provided, however, that the Employee may, in his discretion, resign from the Company's Board of Directors at any time on or after May 1, 1998.

      2. Subject to compliance by the Employee with the Section 9 of the Employment Agreement, the Company shall pay to the Employee the sum of Three Hundred Twenty-Five Thousand Dollars ($325,000), in twelve (12) equal monthly installments, subject to applicable withholding requirements, commencing April 1, 1998 and continuing on the first day of each successive month, by wire transfer of immediately available funds to an account to be designated by the Employee.

      3. Subject to compliance by the Employee with the Section 9 of the Employment Agreement, until April 1, 1999, the Company shall continue to provide to Employee and to Employee's dependents, at the Company's sole expense, medical and dental insurance benefits as currently in effect and/or available to the Employee pursuant to the terms of Section 7 of a certain Employment Agreement, dated as of May 30, 1996, between the Company and the Employee (the "Employment Agreement").

      4. (a) The Company shall promptly, but in no event more than seven (7) days, following delivery of required documentation and full payment, approve and process all option exercises by the Employee, and the Company shall promptly, but in no event more than seven (7) days, following delivery of customary documentation, approve and process all requests from the Employee, or on his behalf, to remove restrictive legends, stop-transfer instructions or other restrictions relating to shares of the Company's stock owned by the Employee so that such shares may be sold pursuant to Rule 144(d) or Rule 144(k), as available to the Employee.

            (b) The Company shall, until such time as the Employee has exercised all of his options to purchase shares of the Company's stock and sold all of the shares received upon such exercise (or any securities into which such shares are converted or exchanged), maintain the effectiveness of the registration statement on Form S-8 (as filed with the SEC (as defined below) on August 19, 1997, and as the same may be amended from time to time), and any required state securities registrations or qualifications, to the effect that the Employee is able to sell such shares without restriction.

      5. Within five (5) days following the date of this Separation Agreement, the Company shall pay to Employee, by wire transfer to the account designated pursuant to Section 2 of this Separation Agreement, an amount equal to one-half (1/2) of any 1998 vacation pay accrued and not used as of the date hereof.

      6. The Company shall reimburse Employee for all reasonable and customary business expenses incurred prior to December 31, 1997 by Employee in connection with Employee's performance of his duties under the Employment Agreement, in accordance with the Company's policies.

      7. Except for Section 9 of the Employment Agreement or as otherwise set forth in this Separation Agreement, the Employment Agreement shall be, and is hereby, terminated, and shall be of no further legal force or effect.

      8. To the fullest extent provided by the Company's Certificate of Incorporation and By-Laws and the provisions of the General Corporation Law of the State of Delaware, as all of the same are in effect as of the date hereof and as any of the same shall be amended or restated from time to time hereafter (provided, however, that no such amendment or restatement shall decrease or reduce the protections and benefits available to the Employee as in effect on the date hereof), (i) the Employee shall have no personal liability to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director of the Company, and (ii) the Company shall indemnify, including, without limitation, the advancement of expenses in defense of any actions, the Employee, without regard to the termination of his service as a director or the termination of his employment. The Company shall use its best efforts to continue to maintain in full force and effect, for a period of at least three
(3) years from the date hereof, director's and officer's liability insurance covering the Employee in an amount not less than Five Million Dollars ($5,000,000). The Employee shall furnish such information concerning the Employee as may be reasonably requested from time to time by such insurer.

      9. Except as specifically set forth herein, the agreements, arrangements, documents or transactions between the Company and the Employee set forth on Schedule A hereto shall remain in effect, without alteration or change hereunder.

      10. (a) The Employee hereby exercises his rights under a certain Registration Rights Agreement-IV, dated July 31, 1996, between the Company, the Employee and other individuals (the "Registration Agreement") to demand the registration of Two Million Three Hundred Twenty-Three Thousand Fifty-Two (2,323,052) shares (the "Shares") of the Company's stock owned by the Employee (and/or affiliates of the Employee) in accordance with the provisions of Section 2(a) of the Registration Agreement; provided, however, that the Employee reserves the right to decrease the number of Shares to be registered without diminishing the rights available to the Employee pursuant to the Registration Agreement.

            (b) Not later than the earlier of (i) five (5) days following the date the Company files its Registration Statement on Form S-4 (the "Form S-4") with respect to the transactions contemplated by the Agreement and Plan of Merger, dated as of January 23, 1998, among the Company, Continental Managed Pharmacy Services, Inc., and CMP Acquisition Corp. (as amended from time to time, the "Merger Agreement"), or (ii) forty-five (45) days following the date of this Separation Agreement, the Company shall file with the Securities and Exchange Commission (the "SEC") and any applicable state securities commissions, in accordance with the provisions of Section 5 of the Registration Agreement, a registration statement on Form S-1, Form S-2 or Form S-3 (if such Form S-2 or Form S-3 is then available to the Company for such registration) covering the Shares (the "Registration Statement"), and shall thereafter use its best efforts to have such registration declared and maintained effective in accordance with the provisions of Section 5 of the Registration Agreement. Notwithstanding the foregoing, no sales of Shares will be permitted pursuant to the Registration Statement prior to the earliest to occur of (i) the ninetieth (90th) day after the date hereof, (ii) five (5) calendar days after the date on which the SEC declares effective the Form S-4, and (iii) the fifth calendar day after the termination of the Merger Agreement.

            (c) This Separation Agreement shall be deemed an amendment to the Registration Agreement to the extent that:

                  (i) the provisions of Section 2(a) of the Registration Agreement limiting the Company's obligations to effect no more than two (2) Demand Registrations (as defined therein) and to register not less than 2,000,000 Registrable Shares (as defined therein) in each Demand Registration shall not apply to the Registration Statement, and the Employee shall continue to have the right to demand two (2) additional Demand Registrations pursuant to the terms of the Registration Agreement (provided that the 2,000,000 share requirement applicable to Demand Registrations shall be reduced to 1,000,000 shares of Registrable Shares to be included therein), until the earlier of such time as all of the shares of the Company's stock beneficially owned by the Employee (and/or his affiliates) (A) have been sold pursuant to an effective registration statement or pursuant to Rule 144 or Rule 145; (B) are eligible to be sold pursuant to Rule 144(k) and the Employee (together with any affiliates) beneficially owns an aggregate of less than ten percent (10%) of the Company's then outstanding shares of stock; or (C) have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any legal or other restrictions on transfer.

                  (ii) the provisions of Section 2(b)(1) and (2) of the Registration Agreement shall not be applicable to the Registration Statement;

                  (iii) the provisions of Section 2(c) of the Registration Agreement, requiring the Company to use its best efforts to cause a registration statement to remain effective for the lesser of 90 days or until all of the shares registered thereby have been sold, shall be amended to require the Company to use its best efforts to cause the Registration Statement, and any other registration statement to be filed in the future pursuant to the Registration Agreement which includes any of the Employee's shares of the Company's stock, to remain effective for the lesser of twenty-four (24) months or until all of the Employee's shares of the Company's Stock included therein have been sold;

                  (iv) For purposes of Section 2(f) of the Registration Agreement, the Merger shall not result in a termination of the rights granted to the Employee in the Registration Agreement; and

                  (v) the Registration Agreement shall be deemed to cover (as Registrable Shares thereunder) an aggregate of 4,483,052 shares of the Company's stock owned by the Employee (or his affiliates), including the Shares. All of the Employee Entities shall be bound by the obligations applicable to the Employee thereunder.

            (d) Until such time as the Employee (together with any affiliates) is the beneficial owner of ten percent (10%) or less of the Company's outstanding shares (by sale or dilution), the Employee Entities shall not, without the prior consent of the Company, sell in the public market pursuant to the Registration Statement in excess of Four Hundred Thousand (400,000) Shares during any month, or One Hundred Fifty Thousand (150,000) Shares during any week.

      11. The Company has timely filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including the financial statements and other information or documents, included or incorporated therein (the "Annual Report"). The Annual Report did, and all other reports or documents filed (or to be filed) by the Company with the SEC, including the financial statements and other information or documents included or incorporated therein (the "Other Reports") did and will, comply with all applicable provisions of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder, and did and will contain all statements required to be stated therein in accordance with the Act and such rules and regulations. None of the Annual Report or the Other Reports, taken as a whole, did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      12. Intentionally Deleted.

      13. In the event the Company breaches or otherwise fails to perform any of its obligations in this Separation Agreement, the Employee shall be entitled to the remedy of specific performance, as well as any other remedies available to the Employee at law or equity.

      14. As a condition precedent to the Company's obligations hereunder, the Employee shall deliver or cause to be delivered to the Company; (i) a letter from the Rhode Island Hospital Trust National Bank releasing such bank's claim on a cash account of the Company held as collateral for a loan from such bank to the Employee and acknowledging that neither the Company nor any of its subsidiaries is a guarantor of any obligation of the Employee to such banks, and
(ii) signed, notarized counterparts to this Separation Agreement on behalf of each Employee Entity (as defined below) with respect to Section 16 hereof.

      15. Except as required by applicable law, rule or regulation, by court order or by the rules and regulations of the Nasdaq Stock Market, or any other national securities exchange on which the Company's shares are listed (in which event the Employee shall be provided a copy of any proposed release or other announcement or disclosure as early as possible prior to release or disclosure and an opportunity to oppose or limit such release or disclosure), the Company shall not issue any press release or other announcement or disclosure concerning this Separation Agreement or the Employee's resignation without the prior written consent of the Employee, and, except in connection with governmental or judicial proceedings or investigations, the Company and the Employee will not disparage each other or their reputations in the business community.

      16. (a) The Employee and each of his affiliates listed on the signature pages hereto (collectively, including the Employee, the "Employee Entities") hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, each of the Employee Entities shall vote the shares of Company stock then owned by him, her or it in favor of the Merger (as defined in the Merger Agreement), the Merger Agreement and the transactions contemplated by the Merger Agreement.

            (b) In the event that any of the Employee Entities shall fail to comply with the provisions of Section 16(a) hereof, each Employee Entity agrees that such failure shall result, without any further action by any such Employee Entity, in the irrevocable appointment of Richard H. Friedman, until termination of this Section 16 pursuant to the terms hereof, as his, her or its attorney and proxy pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the shares of Company stock which the Employee Entity is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section

16(a) hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Employee Entity hereby revokes all other proxies and powers of attorney with respect to the voting of the shares of Company stock which he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by each such Employee Entity with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death, incapacity, dissolution or liquidation of each such Employee Entity. The provisions of this Section 16 do not violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, under any of the terms, conditions or provisions of any contract or other agreement to which any Employee Entity is a party or by or to which any Employee Entity or the shares of Company stock held by any Employee Entity are bound or subject. Without limiting in any way the rights of the Employee Entities to transfer Company stock, no Employee Entity shall transfer shares of Company stock to an affiliate unless such affiliate agrees in writing for the benefit of the Company to be bound by this Section 16.

            (c) Notwithstanding the foregoing, the provisions of this Section 16 shall be of no further force and effect, and the proxy contained herein shall terminate, if (i)(A) there is a material adverse change in the information relating to the Merger from that described to the Employee in a letter from the Company dated the date hereof, and (B) the Employee has notified the Company's general counsel of such material adverse change in writing (such writing to be received prior to the fifth day after the mailing to the Company's stockholders of the final proxy statement/prospectus included within the Form S-4 (or, if later, any supplement or amendment thereto), (ii) the Merger Agreement is terminated, or (iii) the Merger does not occur prior to August 31, 1998. In any such event, the proxy and power of attorney contained herein shall terminate and be of no further force and effect.

      17. In consideration of, among other things, the agreements of the Company set forth herein, the Employee hereby releases on behalf of himself, his spouse, heirs, successors and assigns, the Company and each of its respective affiliates, subsidiaries and divisions and their respective successors, assigns, officers, directors, agents, employees and representatives, from and against any and all claims, demands, grievances, and causes of action, administrative, court or otherwise, known or unknown, which he has, had, or may have had against any of them through the date hereof, but only as such related to: (i) any claim arising under the Age Discrimination in Employment Act, 29 U.S.C. "621 et seq., as amended, and/or the Americans with Disabilities Act, 42 U.S.C. "12111-12117;
(ii) any claim for wrongful termination or employment discrimination, whether based on a federal, state or local statute or court decision, (iii) any claim, whether statutory, common law or otherwise, arising out of the terms and conditions of the Employment Agreement; and (iv) any claim for attorneys fees, costs and/or disbursements arising out of any of the foregoing. The foregoing sentence shall not apply to claims arising under this Separation Agreement or claims arising after the date hereof under the agreements listed on Schedule A attached hereto, it being understood that all such agreements shall continue in full force and effect.

      18. This Separation Agreement shall be construed under the laws of the State of Rhode Island; provided that Section 16 shall be construed under the General Corporation Law of the State of Delaware.

      19. This Separation Agreement may be executed in counterparts and each counterpart shall be deemed an original. Any changes to this Separation Agreement must be in writing and signed by both parties.

                                            MIM CORPORATION


                                            By: /s/ Barry A. Posner
                                               --------------------------------
                                                     Name: Barry A. Posner
                                                     Title: General Counsel and
                                                            Secretary

                                                   Dated: March 31, 1998


                                                /s/ E. David Corvese
                                               --------------------------------
                                                   E. DAVID CORVESE

                                                   Dated: March 31, 1998

      Each of the following persons or entities hereby acknowledges, as of March 31, 1998, that they will comply with the provisions of Section 16 of this Separation Agreement:


                                           /s/ Nancy P. Corvese
                                           -------------------------------------
                                           NANCY P. CORVESE

                                           The Corvese Irrevocable Trust - 1992


                                           By: /s/ Ernest Corvese
                                              ----------------------------------
                                              Ernest Corvese, Trustee

                                           The Corvese Family Trust - 1994


                                           By: /s/ Brian J. Corvese
                                              ----------------------------------
                                              Brian J. Corvese, Trustee

                                           The Peterson Family Trust - 1994


                                           By: /s/ Brian J. Corvese
                                              ----------------------------------
                                              Brian J. Corvese, Trustee

                                   SCHEDULE A

                             to Separation Agreement

1. Non-Qualified Stock Option Agreement dated May 24, 1996, between MIM Corporation and E. David Corvese (hereinafter "EDC") -- option to purchase 1,336,950 shares from MIM Corporation at $.0067 per share.

2. Registration Rights Agreement-IV dated July 31, 1996 among EDC, Klein, Friedman Daniels, MIM Holdings, LLC and MIM Corporation, as amended by Amendment No. 1 dated August 12, 1996.

3. Promissory Note of EDC and Nancy P. Corvese in favor of Pro-Mark Holdings, Inc. dated June 15, 1994 in the original principal amount of $975,000, as amended by Amendment to Promissory Note dated as of June 15, 1997.

4. Promissory Note of EDC and Nancy P. Corvese in favor of Pro-Mark Holdings, Inc. dated June 15, 1994 in the original principal amount of $3,750, as amended by Amendment to Promissory Note dated as of June 15, 1997.

5. Mortgage deed of EDC and Nancy P. Corvese in favor of Pro-Mark Holdings, Inc. dated September 9, 1994, as amended by Amendment to Mortgage dated as of June 15, 1997 -- securing the $975,000 Promissory Note.

6. Guaranty of EDC in favor of MIM Corporation dated as of December 31, 1996 guarantying repayment of $456,000 (original principal amount) Promissory Note dated as of December 31, 1996 of MIM Holdings, LLC in favor of MIM Corporation.

7. Promissory Note of Alchemie Properties, LLC in favor of MIM Corporation in the original principal amount of $299,000 maturing on December 1, 2004.

8. Lease Agreement, dated December 1994, for approximately 7,200 square feet of office space leased from Alchemie Properties, LLC to MIM Corporation until December 1, 2004.